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EXHIBIT 10.1
United HealthCare Services, Inc. and United HealthCare Insurance Company,
and Gevity HR, Inc.
Group Benefits Agreement
Recitals
This Agreement, effective the 1st day of June 2006, by and between Gevity HR, Inc., a Florida Corporation (“Gevity”) and United HealthCare Services, Inc. and United HealthCare Insurance Company, (collectively referred to as “UnitedHealthcare”) is intended to set forth (a) the terms and provisions for the implementation of group health insurance contracts issued by UnitedHealthcare and/or its affiliates (collectively referred to as “United”) in connection with an employee benefit plan maintained by Gevity; and (b) the timeline for the offering of group health insurance contracts issued by United to Gevity non-coemployment model Clients (the “NCM Clients”).
Whereas, Gevity has established and maintains the Gevity Health and Welfare Plan (the “Plan”) to provide welfare benefits for certain current and former employees of electing worksite employers under the coemployment model (“Worksite Employers” or “CM Clients”) and their dependents; and
Whereas, the Plan is fully insured with arrangements through United, other insurance companies and health maintenance organizations
Whereas, UnitedHealthcare has agreed to make certain United group health insurance products available for adoption by electing CM Clients under the Plan; and
Whereas, UnitedHealthcare will offer health care coverage under its small and large group plans to small and large employers that are NCM Clients (collectively, with CM Clients, the “Clients”); and
Whereas, Gevity has publicly expressed its intent to grow its non-coemployment model business.
Now, therefore, in consideration of the foregoing and the mutual promises and covenants contained herein, Gevity and UnitedHealthcare agree as follows:

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Agreement
Definitions
Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein:
(a)	[*]

(b)	“Benefits” means the group medical care coverage for services provided under the Plan to Eligible Worksite Employees and Dependents described in the relevant Primary Market coverage document issued by a United HMO or insurance company.

(c)	“Effective Date” means June 1, 2006.

(d)	“Eligible Worksite Dependent” means the spouse, domestic partner, and dependent, as each of them is defined under the Plan, of an Eligible Worksite Employee, which person is eligible for coverage under the Plan by virtue of such person’s relationship to the Eligible Worksite Employee.

(e)	“Eligible Worksite Employee” means a full-time, regular employee co-employed by Gevity and a Worksite Employer who is eligible for coverage under the Plan.

(f)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(g)	“Initial Plan Year” means November 1, 2006 through September 30, 2007, except that for Worksite Employers and their Eligible Worksite Employees initially enrolled in Benefits as of June 1, 2006, the “Initial Plan Year” shall be June 1, 2006 through September 30, 2007, and for those initially enrolled in Benefits as of July 1, August 1, September 1, 2006, or October 1, 2006, the Initial Plan Year shall be the initial enrollment date through September 30, 2007, and for those Eligible Worksite Employees covered under documents issued by Oxford Health Plans, the Initial Plan Year shall be June 1, 2006 through September 30, 2007.

(h)	“Plan Year” means period of one year commencing on October 1 and ending the following September 30.

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(i)	“Primary Market” means any geographic area defined in Section 2.2(c).

(j)	“Product Launch” means the day Gevity representatives are trained on the United medical products, business rules, and processes, and materials related to the United medical products are available to Gevity sales personnel so that it may commence discussions with Gevity prospects.

(k)	“Provider Network” means the network of licensed health care professionals that have contracted or associated with a United HMO or United insurance company for the purpose of providing health care services to individuals enrolled in United’s health insurance products.

(l)	“Renewal Date” means October 1, 2007.

(m)	“Worksite Employer” and “CM Client” means a client of Gevity that has entered into a co-employment arrangement with Gevity pursuant to a written Client Services Agreement which includes Gevity-sponsored benefits. The terms, Worksite Employer and CM Client, shall be given the same meaning when used throughout this Agreement.

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Section 1: Relationship of Parties
1.1 Nothing in this Agreement shall be deemed to constitute, create, give effect to or otherwise recognize any agency, joint venture, partnership, or formal business entity of any kind for any purpose between the parties.
1.2 This Agreement relates only to the working relationship specified herein, and nothing shall be deemed to: (i) confer any right or impose an obligation or restriction on either party with respect to any other business relationship; or (ii) except as provided for herein, limit the rights of either party to market, sell, lease or otherwise dispose of its standard products or services.
1.3 Gevity shall provide UnitedHealthcare the opportunity to submit bids to Gevity for the provision of ancillary products (including, without limitation, Dental, Life, Short-term Disability, Long-term Disability, and Employee Assistance Programs) and part-time / limited benefit plans for Gevity corporate employees and Worksite Employees for an October 1, 2007, effective date. Gevity shall also provide UnitedHealthCare the opportunity to offer to NCM Clients these ancillary products outside of the Plan effective October 1, 2007.
Section 2: United Products
2.1 Gevity’s Corporate Employees. Beginning on November 1, 2006 through at least September 30, 2008, United shall provide group medical insurance on a fully-insured, non-participating, prospectively rated basis to Gevity corporate employees and dependents under the Plan, subject to availability. [*] Gevity and UnitedHealthcare shall agree on the plan designs and the trend renewal increase for medical coverage offered by United to Gevity’s corporate employees.
2.2 Coverage to be Provided by UnitedHealthcare to CM Clients
a)	From June 1, 2006 through June 30, 2007, UnitedHealthcare shall offer

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United group medical insurance on a fully-insured, non-participating, prospectively rated basis under the Plan to existing and new CM Clients in those Primary Markets, in the manner and commencing at the time described in Sections 2 and 3 of this Agreement.

b)	Effective July 1, 2007, UnitedHealthcare shall offer United group medical insurance on a fully-insured, non-participating, prospectively rated basis under the Plan to existing CM Clients currently covered under the Plan in those Primary Markets, in the manner and commencing at the time described in Sections 2 and 3 of this Agreement.

c)	As of the effective date of the Agreement, the Primary Markets are counties (or geographic areas) in [*]. Gevity and UnitedHealthcare may agree to add or remove markets as Primary Markets and such modifications shall be reflected in the Rate Table provided by UnitedHealthcare for each Plan Year.

d)	In each Primary Market, UnitedHealthcare will expend commercially reasonable efforts to make available to CM Clients multiple medical benefit plan offerings under the Plan. [*].

e)	Based upon market conditions and other changes, such as implementation of United insurance certificates, United’s then available medical group products may change from time to time. United medical product offerings and product designs for CM Clients will be evaluated at each policy year renewal by UnitedHealthcare and Gevity.

f)	Effective July 1, 2007, if a CM Client becomes an NCM Client of Gevity (a “Former CM Client”), then Gevity shall provide notice within 30 days of such change to United. United shall offer group medical coverage to the Former CM Client in accordance with Section 2.3 of this Agreement as of the date that the Former CM Client is no longer covered under the Plan. As of the date that the Former CM Client’s employees are no longer covered under the Plan the Former CM Client shall not be provided medical

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coverage under this Section 2.2 under the Plan.

g)	[*].
2.3 Coverage to be Provided by UnitedHealthcare to NCM Clients
a)	Subject to Section 2.3(c) below, as of July 1, 2007, United Healthcare will directly offer medical care coverage under its small or large group medical plans outside of the Plan to NCM Clients in each market in which United is permitted to offer such small or large group medical plans under state law. United shall not offer medical care coverage to NCM Clients as ‘new business’ if the NCM Client is currently a United customer.

b)	United will issue group medical coverage policies directly to NCM Clients outside of the Plan in accordance with the terms of this Agreement. Gevity will not be a party to any insurance contracts entered into between United and such NCM Clients, and except as provided in this Agreement, Gevity shall have no authority or responsibility with respect to those contracts.

c)	Effective July 1, 2007, United will use its standard small or large employer rating and underwriting guidelines, where applicable, to establish premiums and other eligibility requirements, including (but not necessarily limited to) requirements pertaining to the percentage of the NCM Client’s contribution to its employees’ premium and the proportion of eligible employees who enroll for coverage outside of the Plan.
2.4 Gevity’s Responsibilities.
a)	From June 1, 2006 through June 30, 2007, Gevity shall offer United group medical coverage under the Plan to its existing and new CM Clients in every Primary Market in which United can provide that coverage on a non-participating, prospectively rated, fully insured basis, as described in Section 2.2 of this Agreement, subject to the following rules which shall

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apply, as stated below.
1) When Gevity offers United coverage to a CM Client from June 1, 2006 through June 30, 2007, Gevity shall offer no more than one other insurer’s coverage to that Client, subject to the following exceptions:
a.	[*].

b.	[*].

c.	[*].

d.	[*].
b)	[*], Gevity shall offer United group medical coverage under the Plan to its existing CM Clients, enrolled under the Plan through United or another carrier, on or prior to October 1, 2007, in every Primary Market in which United can provide that coverage on a non-participating, prospectively rated, fully insured basis (and in non-Primary Markets, as agreed to by both parties), as described in Section 2.2 of this Agreement, subject to the following rules which shall apply, as stated below. [*].
1) When Gevity offers United coverage to an existing CM Client from [*] Gevity shall offer no more than one other insurer’s coverage to that Client, subject to the following exceptions:
a.	[*].

b.	[*].

c.	[*].

d.	[*].
c)	If United provides notice to Gevity that United will no longer offer group medical coverage to Gevity’s prospective or existing CM Clients under the Plan, then Gevity shall not offer United group medical coverage under the

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Plan to such prospective or existing CM Clients, as specified in such notice, under Section 2.2 of this Agreement.

d)	Notwithstanding Section 2.4(b) of this Agreement, beginning July 1, 2007, Gevity shall offer United group medical coverage under the Plan to its existing and new NCM Clients in every market in which United can provide that coverage on a non-participating, prospectively rated, fully insured basis, consistent with Section 2.3 of this Agreement. Gevity agrees that it will not engage in activities in any state that would otherwise require licensure as an agent or broker unless Gevity is licensed as an agent or broker or the activity is otherwise permitted by law.

e)	Gevity shall not distribute to its Clients or prospects any material regarding UnitedHealthcare other than that approved in writing or furnished by UnitedHealthcare.

f)	Gevity represents and warrants that there are no exclusivity provisions in any of its agreements with its current group medical insurers that have not been waived by the insurer(s) in writing. Notwithstanding anything in this Agreement to the contrary, Gevity shall indemnify and hold United harmless from and against all losses, costs, liabilities, damages and expenses (including without limitation, costs of lawsuits and reasonable attorneys’ fees) arising out its breach of this representation and warranty.

g)	[*].

h)	Gevity CM Clients in each Primary Market shall be permitted to choose among the United group medical insurance options available in that Primary Market under the Plan, subject to United’s reasonable dual option or benefit pairing rules.

i)	[*]. United will respond within two (2) business days after receiving Gevity’s rating request, provided that it received such information as it reasonably requires and has requested in order to perform its review.

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j)	Gevity shall ensure that any prospective NCM Client that is currently a United customer shall not be provided a United new business quote by Gevity, unless provided directly by United underwriting. Gevity shall advise any agents or brokers working with Gevity that any prospective NCM Client that is currently a United customer shall not be provided a United new business quote, unless provided directly by United underwriting.

k)	Gevity shall make available and present United’s medical products under the Plan to Clients in a manner at least as favorable as its presentation of the products of other insurance carriers’ medical products under the Plan.
2.5 Worksite Employees Outside of Primary Markets
a)	If a Gevity CM Client electing United medical coverage under the Plan is headquartered in a Primary Market but has employees working outside of the Primary Market (“Incidental Employees”), United shall offer, based on network availability, for such Incidental Employees Choice Plus (or comparable product), a PPO and/or an indemnity plan, or other United group medical insurance options agreed to by Gevity and UnitedHealthcare for CM Clients under the Plan.

b)	[*].
2.6 Client Participation and Contribution Requirements for CM Clients
a)	Gevity shall require each CM Client to contribute at least [*] of the single coverage rate of the lowest cost United group medical plan offered by the CM Client under the Plan for all Plan participants.

b)	Gevity shall ensure that medical insurance participation for each CM Client is at least [*] after qualified waivers, with a minimum of [*] of all CM client

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eligible work site employees, at time of initial enrollment and each renewal thereafter. This number does not include any otherwise eligible employee who did not elect group medical coverage, and who is enrolled in another health benefit plan. For example, if there are [*] Eligible Worksite Employees and [*] qualified waivers, then there would need to be a minimum of [*] participating Eligible Worksite Employees. [*] of [*] ([*] Eligible Worksite Employees minus the [*] qualified waivers) is [*]. Another example, if there are [*] Eligible Worksite Employees and [*] qualified waivers, then there would need to be a minimum of [*] participating Eligible Worksite Employees ([*] of ([*] Eligible worksite Employees — [*] qualified waivers) is [*], but the minimum of [*] of [*] is [*])).

c)	[*].

d)	Notwithstanding Sections 2.6(b) and (c), with respect to those Worksite Employers that are current Gevity CM Clients in the Plan as of June 1, 2006: (a) for the Initial Plan Year, any such CM Client with its headquarters in Florida may be offered United medical coverage under the Plan if the CM Client has at least [*]Worksite Employees and [*] participation after waivers, and (b) any such CM Client with its headquarters outside of Florida may be offered United coverage under the Plan if it has [*] enrolled Worksite Employees enrolled in the Plan and [*] participation after waivers .

e)	Employee and Dependent eligibility for CM Clients shall be governed under the terms of the Gevity Plan and the United group health insurance terms as set forth in the Master Policy attached as Exhibit A. In the event of a conflict between the terms in the Master Policy and the Gevity Plan, the terms of the Master Policy are controlling.
2.7 Marketing. Subject to Section 19, the parties agree that neither Gevity nor any Gevity employee, including Gevity sales representatives, acts as an agent of UnitedHealthcare or any United affiliate. Gevity is the Plan Administrator of the Plan

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and is a customer of United, not an employee, representative, agent, or partner of United.
Gevity agrees to:
(a)	Consistent with Section 2.4 of this Agreement, deliver United communication materials to CM and prospective CM Clients for consideration in the context of Gevity’s overall employee benefit program offerings. To the extent communications regarding United are sent to NCM and prospective NCM clients, the materials will be approved by United before distribution.

(b)	Add a hotlink to Gevity’s web portal for existing Clients to directly view the dedicated Gevity / UnitedHealthcare website on or before July 21, 2006, and through at least September 30, 2008. Gevity and UnitedHealthcare agree to work together to develop the content of the web portal, and any content of the web portal is subject to the prior written approval of both UnitedHealthcare and Gevity. UnitedHealthcare and Gevity agree that each may use the other’s logo on materials they produce and distribute to Plan participants in connection with this Agreement, but only with the other party’s prior, written approval of each proposed use. Neither party may use the other’s logo or name in any way without the other party’s prior written approval.
UnitedHealthcare agrees to:
(c)	Provide Plan participant communication materials or other medical benefits communication materials in the form of information kits describing United group medical insurance products available in the CM or NCM Client’s or prospective CM or NCM Client’s geographic region;

(d)	Participate in training Gevity staff on UnitedHealthcare, the differences in the United group medical insurance products, and the administrative requirements for enrollment and enrollment changes;

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(e)	Make representatives available to assist Gevity employees in presenting the United group medical products offered under the Plan to Gevity Clients or prospective Clients at Gevity’s request, on a mutually agreed upon basis; and

(f)	Provide benefit summaries and rate sheets for each product.
2.8 [*].
2.9 Commencement of Coverage. Worksite Employers in Primary Markets that were Clients of Gevity before June 1, 2006 shall be offered and may elect United medical coverage under the Plan effective November 1, 2006. Worksite Employers in Primary Markets that become Gevity Clients between June 1, 2006 and October 1, 2006 shall be offered and may elect United medical coverage under the Plan effective on the first day of the month coinciding with or following their commencement as a Gevity Client. The target date for the initial United medical product offering in Primary Markets under the Plan is June 1, 2006. This section is subject to the requirements of Section 2.4(k).
Section 3: Risk Assessment and Pricing
These Sections (3.1 and 3.2) apply to all CM Clients (new and existing) from June 1, 2006 to June 30, 2007. From July 1, 2007 to [*], these Sections apply only to existing CM clients whose employees will be participating in the open enrollment process for the Plan for the Plan Year beginning on October 1, 2007, who are eligible for United medical benefits products under the Plan. These Sections do not apply to CM clients joining the Plan on and after July 1, 2007 and do not apply to NCM Clients.
3.1 [*]
a)	[*]
i.	[*]

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ii.	[*]

iii.	[*]

iv.	[*]

v.	[*].
b)	[*].

c)	[*].

d)	[*].

e)	[*].

f)	[*].

g)	[*].

h)	[*].
3.2	[*]
a)	[*].

b)	[*].
Section 4: United Product Pricing for CM Clients
4.1 UnitedHealthcare shall establish premium rates for CM Clients for United group health insurance under the Plan on an annual basis, based on [*], under commercially reasonable and legally compliant underwriting practices.
4.2 The initial United rates for CM Clients shall be for the Initial Plan Year. All subsequent rate changes will be effective for a 12-month Plan Year period beginning on

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October 1 each year.
4.3 [*]. UnitedHealthcare will set premium rates for any Expansion Market as permitted in that market.
4.4 Premium rates for CM Clients established by UnitedHealthcare shall vary by the United group health insurance product offered, geographic region, and [*]. The premium rates for the Initial Plan Year for the Primary Markets shall be provided by UnitedHealthcare (the “Rate Table”). UnitedHealthcare and Gevity may change the premium rates applicable to any Primary Market upon each Renewal Date without entering into a separate written agreement or amendment as long as such change is incorporated into the Rate Table as updated by UnitedHealthcare and Gevity from time to time. UnitedHealthcare may also change premium rates applicable to any Market during the Plan Year, in accordance with applicable law, without entering into a separate written agreement or amendment as long as any such change is mutually agreed to by both parties and appropriately set forth in the Rate Table. UnitedHealthcare may establish rates upon designating a new Expansion Market without entering into a separate written agreement with Gevity; however, such new rates will be appropriately set forth in the Rate Table as updated from time to time.
Section 5: Administration for CM Clients
5.1 UnitedHealthcare will provide all enrollees of CM Clients with ID cards and an insurance Certificate of Coverage (COC). UnitedHealthcare will mail the ID cards to the enrollees’ homes. UnitedHealthcare agrees to make COC’s available to employees in the manner deemed appropriate by UnitedHealthcare , which may include availability on-line of the COC or mailing the COC to the Worksite Employee’s home if requested by the Worksite Employee.
5.2 The Eligible Worksite Employees’ and/or Dependents’ initial enrollment elections for CM Clients and any status changes under the Plan will be reported to

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UnitedHealthcare based on Gevity’s employee enrollment notification form. The parties agree to discuss options for paperless eligibility reporting, such as electronic feed or web based application, at a future date. Gevity shall notify UnitedHealthcare in writing as soon as practicable of enrollments, terminations or other changes affecting United product coverage. In processing claims and providing other services under the Plan, United will be entitled to rely on the most current information in its possession regarding Eligible Worksite Employees and Dependents.
5.3 UnitedHealthcare agrees that UnitedHealthcare will not accept any enrollment status changes or plan termination requests directly from a Worksite Employee or CM Client, but only through Gevity. UnitedHealthcare will accept any enrollment status change or plan termination request outside the Plan directly from a NCM Client in accordance with its insurance contract with the NCM Client.
5.4 Gevity will provide to UnitedHealthcare a New Group/Member File for all new CM Client group enrollments in the Plan in the format mutually agreed to by both parties.
5.5 UnitedHealthcare agrees that Gevity administers the waiting periods established by each individual CM Client under the Plan [*].
5.6 Worksite Employee level retroactive terminations for CM Clients will be limited to a maximum of [*] days, except where otherwise required by law to be greater than or less than [*] days. Termination reports for CM Clients will be provided to UnitedHealthcare by Gevity on a bi-weekly basis.
5.7 For CM Clients and Gevity corporate employees, Gevity shall pay each invoice by the 10th of the Month for which the premium under the Plan is payable.
5.8 A UnitedHealthcare Account Manager will be assigned primarily dedicated to Gevity if total membership with CM Clients exceeds [*] members.
5.9 Gevity delegates to UnitedHealthcare the Plan’s responsibility for providing

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HIPAA compliant certificates of creditable coverage to Worksite Employee(s) of CM Clients and Gevity Corporate Employees. As required by HIPAA, UnitedHealthcare agrees to timely provide certificates of creditable coverage to Worksite Employees and Gevity Corporate Employees and their spouses and dependents that lose coverage under the Master Policy.
5.10 Gevity agrees that the total premium amount assigned to each CM Client under the Plan will be charged to that CM Client [*], subject to the terms of Section 2.4(g) of this Agreement.
5.11 Gevity shall not collect and remit to United premium for coverage outside the Plan from any NCM Client on behalf of United until Gevity and UnitedHealthcare have executed the attached Premium Collection Agreement, in substantially the form as attached hereto as Exhibit B.
Section 6. Term of Agreement
6.1 This Agreement shall be effective June 1, 2006. The Initial Plan Year shall consist of the periods referenced in the definition of “Initial Plan Year” in this Agreement. All Plan Years thereafter will be renewed on a 12 month basis from October 1 through September 30.
Section 7: Audits, Reports and Meetings
7.1 At its sole cost and expense, UnitedHealthcare shall have the right to audit Gevity during the term of this Agreement to determine whether Gevity is fulfilling the terms of this Agreement. UnitedHealthcare must provide sixty days’ advance notice to Gevity. The place, time, type, duration, scope and frequency of all audits must be reasonable and agreed to by both parties. All audits shall be limited to information relating to the Plan Year in which the audit is conducted and/or the immediately preceding Plan Year. The audit shall take place during normal business hours, to review and audit Gevity’s records with respect to enrollment data, rates charged, premiums paid, claims, and any other

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matters relating directly to this Agreement. Any review and audit may be conducted by United’s counsel, its internal staff or by independent third parties retained by UnitedHealthcare. In all events, any audit shall be so conducted as to reasonably protect the confidentiality of the information being audited. Any third party performing audit functions under this Agreement may be required by Gevity to sign a commercially reasonable confidentiality and non-disclosure agreement in form and substance acceptable to Gevity. Audits shall be limited to one per Plan Year unless UnitedHealthcare has a reasonable belief that Gevity has materially violated the Agreement, in which case additional, reasonable audits shall be permitted. The request for additional audits shall be submitted in writing and contain reasonable support of material violation.
7.2 The parties acknowledge that governmental authorities may have the right to review and audit the records relating to this Agreement pursuant to applicable law. In the event either party receives a request to audit the other party’s records from a governmental agency having jurisdiction over the party to be audited, the party receiving the audit request shall inform the other party of the request in a timely manner. The party whose records are the subject of an audit request shall be permitted to object to such audit as it may reasonably determine necessary in order to challenge the jurisdiction of the governmental agency requesting the audit.
7.3 UnitedHealthcare and Gevity agree to cooperate in developing an annual management review program for United group medical insurance offerings under the Plan (“Book of Business Review”). The first annual meeting will be held on a date to be agreed to by the parties.
7.4 UnitedHealthcare shall provide Gevity with quarterly utilization reports showing aggregate claims, premium and enrollment by medical benefit plan and state for CM Clients.
Section 8: Compliance with Law
8.1 Both parties hereby represent that they are not aware of any pending legislation that would impede the parties from entering into this Agreement in the Primary Markets.

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The parties shall at all times during the term of this Agreement perform their respective obligations in material compliance with all applicable laws and regulations. UnitedHealthcare represents that it is a licensed admitted carrier in the Primary Markets, and in any Expansion Markets that might be designated, necessary to perform the acts and services detailed herein. Gevity represents that it is licensed in the Primary Markets, and in any Expansion Markets that might be designated, as necessary to perform the acts and services detailed herein.
8.2 UnitedHealthcare agrees to comply with its compliance, coverage, and claims payment obligations in accordance with the applicable coverage documents filed in the Primary Markets.
8.3 Gevity shall be the COBRA Plan Administrator with respect to CM Clients under the Plan, as that term is used in (ERISA) and shall have exclusive responsibility for compliance with all notification and administrative responsibilities related to continuation coverage under COBRA under the Plan. Gevity shall be the “plan administrator” of the Plan as that term is defined under ERISA and shall disclose to Worksite Employees and Worksite Dependents any document or instrument required to be disclosed under ERISA. Eligibility for state continuation and COBRA shall be determined for NCM Clients outside the Plan according to the eligibility status of each NCM Client under state and federal law, without reference to Gevity, and such continuation coverage shall be provided by United in accordance with the terms of its respective policies with each NCM Client.
8.4 Except to the extent that (i) this Agreement specifically requires United to have fiduciary responsibility, or (ii) the Master Policy imposes responsibility on United for a specific Plan administrative function, Gevity accepts complete responsibility for the Plan, including its design, and for compliance with any laws that apply to the Plan.
Section 9: Confidential Information and Intellectual Property
9.1 For purposes of this Agreement, “Confidential Information” includes (a) the terms of this Agreement including the Exhibits that constitute part of the Agreement; (b) Gevity CM Client Information (including, but not limited to: client names; addresses; number of

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employees; eligibility and enrollment; and any identifiable information relating to a client or a group of clients) provided to United; (c) oral and written information designated by either party as confidential prior to release to the other party, including any oral and written information that should reasonably be deemed confidential by the recipient whether or not such information is designated as confidential: and (d) the intellectual property or trade secrets of United and Gevity. Each party’s respective Confidential Information will remain its sole and exclusive property.
9.2 Each party will use reasonable efforts, consistent with the terms of this Section 9 specifically, and the Agreement generally, to cause its respective agents, employees and representatives to minimize distribution and duplication, and prevent unauthorized use or disclosure, of the Confidential Information of the other party. Each party agrees that only its agents, employees and representatives who need to know the Confidential Information of the other party will have access to such Confidential Information. No party will disclose the other party’s Confidential Information to a third party without the prior written consent of the other party, which consent may be conditioned upon the execution of a confidentiality agreement reasonably acceptable to the owner of the Confidential Information.
9.3 If any party is required to disclose the Confidential Information of the other party as required by law, or by a final and binding judicial, administrative or arbitration decision or regulation authority or the requirements of a recognized stock exchange, legal proceeding or other similar process, such party will give prior written notice of such requirement to the other party. Notice will be provided in sufficient time to allow the other party to seek an appropriate confidentiality agreement, protective order or modification of any disclosure, and the disclosing party will cooperate in such efforts. Gevity agrees that if it is required to disclose the contents of this Agreement to any regulatory body that Gevity will immediately notify UnitedHealthcare prior to the disclosure of this Agreement. The parties will mutually agree on the form of any press release or public announcement, including any securities filing, to be issued with respect to the execution or other matters relating to this Agreement, including redactions to this Agreement prior to any such filing.
9.4 Confidential Information does not include information or materials if and to the

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extent it:
(a)	is or becomes generally available or known to the public through no fault of the receiving party;

(b)	was already known by or available to the receiving party on a non-confidential basis prior to the disclosure by the other party;

(c)	is subsequently disclosed to the receiving party by a third party that is not under any obligation of confidentiality to the party who disclosed the information;

(d)	has already been or is hereafter independently acquired or developed by the receiving party without violating any confidentiality agreement with or other obligation to the party who disclosed the information; or

(e)	is approved for release in writing by the disclosing party that originally disclosed the Confidential Information to the other party.
9.5 Each party shall hold Confidential Information of the other party in trust and confidence for a period of three (3) years from each delivery of Confidential Information. The obligation to keep Confidential Information that is considered a trade secret of the other party shall survive the termination of the Agreement for so long as such information remains a “trade secret” under applicable law.
9.6 Each party acknowledges that any breach of any provision of this Section 9 by either party or its personnel will result in immediate and irreparable injury to the other party, and in the event of such breach, the injured party shall be entitled to injunctive relief, without bond or other security, and to any and all other remedies available at law or in equity. This provision 9.6 shall survive the termination of this Agreement.
Section 10: Software and Technology
10.1 If any third party software is separately provided by one party to the other in connection with this Agreement, the party providing the third party software shall

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provide the License Agreements for review by the receiving party. Upon acceptance, the receiving party is responsible for complying with any supplier license terms and conditions that relate to such software. Neither party shall be responsible for the functionality or performance of third party software. Any third party software License Agreements shall be attached to and made part of this Agreement. Upon termination of the Agreement, all third party software shall be returned to the party that originally provided the software.
10.2 UnitedHealthcare will provide reasonable cooperation and assistance to Gevity as it modifies and enhances its technology systems in order to satisfy its responsibilities under this Agreement.
Section 11: Indemnification and Liability
11.1 Each party shall indemnify and hold the other party (and its employees, agents, and affiliates) harmless from and against all losses, costs, liabilities, damages and expenses (including without limitation, costs of lawsuits and reasonable attorneys’ fees) arising out of the indemnifying parties’ negligent performance or willful non-performance of this Agreement. Except as provided in Section 2.3(c) of this Agreement, notwithstanding anything herein to the contrary in this Section 11 or the Agreement, neither party shall be liable to the other party for any indirect, incidental, special, punitive, exemplary or consequential damages, including without limitation, the loss of revenue, profits, or goodwill, however caused, whether as a consequence of the negligence of the other party or otherwise.
11.2 Gevity agrees to indemnify United and its officers and employees and hold them harmless from, any and all liability, loss, expenses (including reasonable attorneys’ fees), and claims for damages or injury arising from negligent acts or omissions by Gevity, its partners, agents, or employees, or arising from any breach or default on the part of Gevity concerning Section 5.2 of this Agreement, including but not limited to the validity of eligibility information provided by Gevity to United.
11.3 This Section 11 shall survive the termination of the Agreement.

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Section 12: Termination of the Agreement
12.1 The Agreement shall terminate on the earliest of the following:
(a)	UnitedHealthcare may terminate this Agreement retroactively to the last paid date of coverage if Gevity fails to pay the applicable premium due under the Plan by the due date (including grace period).

(b)	UnitedHealthcare may terminate this Agreement in the event:
(1)	Gevity commits fraud or makes an intentional misrepresentation of material fact under the terms of the coverage. Intentional misrepresentation shall include, but not be limited to, Gevity’s intentional failure to utilize the Benefit Rating Program as agreed to under section 3.1 of this Agreement and/or Gevity’s intentional failure to appropriately charge Clients for premium amounts as agreed to under section 5.11 of this Agreement. In the event of Gevity’s intentional failure to utilize the Benefit Rating Program and/or intentional failure to appropriately charge Clients for premium amounts, Gevity shall have sixty (60) days from the date of receipt of written notice by UnitedHealthcare of such failure to cure the failure(s).

(2)	United ceases to offer any medical coverage in the Primary Markets (in this case, UnitedHealthcare will provide 180 days’ prior written notice of termination) or ceases to offer the United medical products made part of this Agreement in the Primary Markets (in this case, UnitedHealthcare will provide 90 days’ prior written notice of termination). In such cases termination will only apply to the applicable Primary Market affected. This Agreement will continue to operate in full force and effect as to the non-affected Primary Markets.

(3)	Gevity violates the participation or contribution rules as set forth in Section 2.6 on an aggregate basis of all Clients in Primary Markets that have elected benefits under the Plan upon which this offer of coverage was conditioned. Notwithstanding anything herein to the contrary, UnitedHealthcare may not

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terminate the Agreement during the Plan Year but may not renew the Agreement in such event by providing one hundred-twenty (120) days’ prior written notice of non-renewal.

(4)	Gevity terminates the Plan.
(c)	The effective date of any Federal or State law that renders any term of this Agreement illegal or impossible to perform. In such event, UnitedHealthcare or Gevity may terminate only to the extent such law affects the Agreement.

(d)	Gevity may terminate the Agreement in the event:
(1)	United ceases to offer any medical coverage in the Primary Markets (in this case, UnitedHealthcare will provide 180 days’ prior written notice of termination) or ceases to offer the United medical products made part of this Agreement in the Primary Markets (in this case, UnitedHealthcare will provide 90 days’ prior written notice of termination). In such cases termination will only apply to the applicable Primary Market affected. This Agreement will continue to operate in full force and effect as to the non-affected Primary Markets.

(2)	United violates a provision of the Agreement.

(3)	Gevity terminates the Plan.
Section 13: Subcontracting/ Assignment/Acquisitions
13.1 Sub-Contracting. Either party may use their affiliates or other subcontractors to perform their responsibilities under this Agreement. However, the party using an affiliate or subcontractor will be responsible for those services to the same extent that the party would have been had the services been performed without the use of an affiliate or subcontractor, and the provisions of Section 9 and 11 shall apply.
13.2 Assignment. Except as provided below, this Agreement may not be assigned by

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either party, in whole or in part, by operation of law or otherwise, without the prior written authorization of the other party. Neither party shall unreasonably withhold or delay its consent to a requested assignment by the other party. Any assignment in violation of this Section 13.2 shall be void. Any assignee hereof, as a condition of the assignment, shall agree in writing with the other party hereto to abide by the terms and conditions hereof. This Agreement shall be binding on and inure to the benefit of the parties and their respective permitted successors and assigns.
13.3 Amendment. This Agreement can only be amended by mutual agreement in a written amendment executed by both parties.
13.4 [*]
a)	[*].

b)	[*].

c)	[*].
Section 14: Notices
All notices, requests, demands and other communications requests to be given hereunder shall be in writing and may be given by personal delivery, telephone facsimile, overnight delivery service, or certified or registered mail, return receipt requested, to the party for whom intended at the address specified in this Section. Notice shall be deemed given on the date personally received, or on the date when transmission confirmation is received, or on the date the overnight delivery is acknowledge by signature, or on the date indicated on the return receipt for certified or registered mail. Either party may designate an alternate address for notices by giving written notice thereof in accordance with this Section 14.
Notices to Gevity

*	THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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[Peter Grabowski]
And
[Gevity General Counsel]
And
Notices to United
[Steve Synott]
And
[UnitedHealthcare General Counsel]
Section 15: No Third Party Beneficiaries
This Agreement has been entered into for the sole benefit of the parties and their respective permitted successors and assigns. The parties do not intend the benefits of this Agreement to inure to any third party, and nothing contained herein shall be construed as creating any right, claim or cause of action in favor of any such third party against either party hereto.
Section 16: Severability
If any term or provision of this Agreement is held to be invalid or unenforceable, that term or provision shall be ineffective and severable to the extent of such invalidity or unenforceability and the remaining terms and provisions shall continue in full force and effect.

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Section 17: Governing Law
This Agreement shall be governed by and enforced in accordance with the laws of the State of Florida, except to the extent superseded or preempted by any federal law. Venue shall lie in the county of Manatee, State of Florida.
Section 18: No Contract of Insurance
This is an agreement with regard to plan implementation rules. Nothing in this Agreement shall be construed as a contract of insurance. United shall not be responsible for runout liability of any kind for claims incurred by any employee of a CM Client or NCM Client prior to the enrollment of the employer in a United product.
Section 19: Marketing Materials
Each party shall submit to the other all advertising, written sales promotion, press releases or announcements, and other publicity matters in which the other party’s name or trademark is mentioned or language from which the connection of said name or trademark may be inferred or implied, and neither party shall publish or use such advertising, sales promotion, press releases, or publicity matters or otherwise use the other party’s trademarks or logos without the prior written approval of the other party. Such approval shall not be unreasonably withheld.
Section 20: No Waiver
Either party’s failure at any time to enforce any of the provisions of this Agreement or any right with respect thereto shall not be construed as a waiver of such provision or right, nor to affect the validity of this Agreement. The exercise or non-exercise by a party of any right under the terms or covenants herein shall not preclude or prejudice the exercising thereafter of the same or other rights under this Agreement.
Section 21: Interpretation
The headings and captions in this Agreement are used for convenience only and are not

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to be considered in construing or interpreting the Agreement. All references in the Agreement, Sections, paragraphs or Exhibits shall, unless otherwise provided, refer to Sections, paragraphs, or the Exhibits which are attached hereto and made apart of the Agreement. Words importing the singular include the plural and words importing the masculine include the feminine and vice versa where the context so requires. Use of the words “includes” or “including” will be construed without limitation to the generality of the preceding words.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first written above.
Gevity HR, Inc.
By /s/ Peter Grabowski
Print Name: Peter Grabowski
Title: SVP – National Sales
Date: 5/7/07
United HealthCare Services, Inc.
By /s/Steve Synott
Print Name: Steve Synott
Title: President – Small Business
Date: 5/16/07
United HealthCare Insurance Company
By /s/Steve Synott
Print Name: Steve Synott
Title: President – Small Business
Date: 5/16/07